Registration No. 333-68767
       SECURITIES AND EXCHANGE COMMISSION
              Washington, DC 20549

              AMENDMENT NO. 1 TO
                    FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

            CTC COMMUNICATIONS GROUP, INC.
      AS SUCCESSOR TO CTC COMMUNICATIONS CORP.
(Exact name of registrant as specified in its charter)

Delaware                                     04-3469590
(State or other jurisdiction of            (IRS Employer
incorporation or organization)           Identification No.)

220 Bear Hill Rd., Waltham, Massachusetts         02451
(Address of principal executive offices)        (Zip Code)

                1998 Incentive Plan
              1996 Stock Option Plan
             Employee Stock Purchase Plan
                 (Full title of Plans)
-----------------------------------------------------------------
Robert J. Fabbricatore, Chief Executive Officer
           CTC Communications Group, Inc.
               220 Bear Hill Road
          Waltham, Massachusetts 02451
     (Name and address of agent for service)
                (781) 466-8080
(Telephone number, including area code, of agent for service)
-------------------------------------------------------------
                With a copy to:
             Leonard R. Glass, Esq.
    Law Offices of Leonard R. Glass, P.A.
              45 Central Avenue
             Tenafly, New Jersey 07670
                (201) 894-9300

     Pursuant to Rule 414(d) under the Securities Act of 1933, as amended, CTC Communications Group, Inc., a Delaware corporation, as successor issuer to CTC Communications Corp., a Massachusetts corporation, hereby adopts this Registration Statement, as amended, for all purposes under the Securities Act of 1933, as amended and the Securities Exchange Act of 1934, as amended.
See "Description of the Transaction" herein.

     This Post-Effective Amendment to the Registration Statement shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 464 under the Securities Act of 1933, as amended.

DESCRIPTION OF THE TRANSACTION

     This post-effective amendment is being filed in connection with a corporate restructuring (the "Reorganization") of CTC Communications Corp. ("CTC Communications") into a holding company structure, with the holding company incorporated under the laws of Delaware for the purpose of changing the jurisdiction of incorporation of the enterprise.

     On September 16, 1999, the shareholders of CTC Communications at the 1999 Annual Meting of Stockholders approved the Reorganization. The Reorganization was implemented in accordance with Section 252 of the Delaware General Corporation Law and Section 79 of Chapter 156B of the Massachusetts General Corporation Law by the merger ("Merger") of CTC-Newco, Inc., a Delaware corporation and newly-formed subsidiary of CTC Communications Group, Inc., a Delaware corporation ("Holding Company" or the "Registrant"), with and into CTC Communications, the surviving corporation. As a result of the Merger, Holding Company is the sole shareholder of CTC Communications. In the Merger, which was consummated on September 30, 1999, each share of Common Stock, $.01 par value, and each share of Series A Convertible Preferred Stock, $1.00 par value, was converted into one share of Common Stock, $.01 par value and one share of Series A Convertible Preferred Stock, $1.00 par value, of Holding Company. Accordingly, all of the shares of Common Stock issuable under the CTC Communications Group 1999 Equity Incentive Plan for Non-Employee Directors, the CTC Communications Group 1998 Incentive Plan and the CTC Communications Group 1993 Stock Option Plan (collectively, the "Plans") will be shares of Common Stock of Holding Company, not CTC Communications. In approving the Reorganization, the shareholders of CTC Communications approved the adoption of the Plans by Holding Company.

     Pursuant to Rule 414(d) under the Securities Act of 1933, as amended (the "Securities Act"), Holding Company, as successor issuer to CTC Communications as a result of the Merger, hereby expressly adopts, as of September 30, 1999, the Registration Statement on Form S-8, as amended (Registration No. 333-68767), of CTC Communications, which Registration Statement is applicable to shares of Common Stock issuable under the Plans, as the Registration Statement of Holding Company for all purposes under the Securities Act and the Securities Exchange Act of 1934, as amended.

     The registration fees were paid at the time of the original filing of this Registration Statement.

                             PART II
       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     (A) Holding Company: The following documents as filed with the Securities and Exchange Commission (the "Commission") by the Registrant are hereby incorporated by reference in this Registration Statement.

      (1) Registration Statement on Form S-4 filed August 2, 1999, and Amendment No. 1 thereto filed August 5, 1999.

      (2) The description of Holding Company Common Stock, $.01 par value per share, included in the Registration Statement on Form S-4 [Reg. No. 333-84157] as filed with the Commission on August 2, 1999, including any amendment or report filed for the purposes of updating such description.

      (3)   Quarterly Report on Form 10-Q for the
            quarter ended September 30, 1999.

      (4)  Current Reports on Form 8-K (a) filed on October 1, 1999
           (b) filed on November 15, 1999 (c) filed on November 29, 1999 and (d) filed on December 17, 1999.

     (B) CTC Communications: The following documents as filed with the Securities and Exchange Commission (the "Commission") by CTC Communications Corp. (the "Company") are hereby incorporated by reference in this Registration Statement.

        (1) Annual Report on Form 10-K/A for the fiscal year ended March 31, 1999.

        (2) Quarterly Report on Form 10-Q for the quarter ended June 30, 1999.

        (3) Current Reports on Form 8-K (a) filed on
            April 22, 1999 (b) filed on April 27, 1999 (c) filed on May 5, 1999 (d) filed on May 14, 1999 (e) filed on
            July 9, 1999 (f) filed on July 19, 1999 (g) filed on August 10, 1999, (h) filed on August 26, 1999 (i) filed on September 7, 1999 (j) filed on September 29, 1999 and (k) filed on October 1, 1999.

     All documents subsequently filed by the Registrant or the Plans pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment hereto that indicates that all securities offered have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated herein by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.
     Not applicable.

Item 5. Interest of Named Experts and Counsel.
     The validity of the shares of Common Stock being registered hereunder has been passed upon for the Company by Law Offices of Leonard R. Glass, P.A. Leonard R. Glass, Esq., a member of the firm, is a stockholder of the Registrant.
                                        II-1

Item 6. Indemnification of Directors and Officers.

Article Sixth of the Restated Certificate of Incorporation of CTC Communications Group, Inc. (the "Registrant") provides with respect to the indemnification of directors and officers that the Registrant shall indemnify to the fullest extent permitted by Sections 102(b)(7) and 145 of the Delaware General Corporation Law, as amended from time to time, each person that such Sections grant the Registrant the power to indemnify. Article Seventh of the Certificate of Incorporation of the Registrant also provides that no director shall be liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (1) a breach of the director's duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under
Section 174 of the Delaware General Corporation Law or (4) a transaction from which the director derived an improper personal benefit, it being the intention of the foregoing provision to eliminate the liability of the corporation's directors to the corporation or its stockholders to the fullest extent permitted by Section 102(b)(7) of the Delaware General Corporation Law, as amended from time to time.

     Article IV of the bylaws of the Registrant provides for the indemnification of directors and officers of the Registrant, as well as others serving at the Registrant's request in such capacity for another entity, against all expenses and liabilities reasonably incurred while serving in such capacity; except that no indemnification may be afforded in instances where the individual is adjudged not to have acted in good faith in the reasonable belief that such action was in the best interests of the Registrant.

Indemnification may be afforded in connection with the settlement of an action but only in accordance with a Board resolution and if the Registrant has received an opinion of counsel that such settlement is in the best interest of the Registrant and that such individual appears to have acted in good faith in the reasonable belief that his action was in the best interests of the Registrant.

Item 7. Exemption from Registration Claimed

     Not Applicable.

Item 8. Exhibits

     The Exhibits listed on the accompanying Index to Exhibits are filed as part hereof, or incorporated by reference into, this Registration Statement. (See Exhibit Index below).

9. Undertakings.

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)    To include any prospectus required by section
     10(a)(3) of the Securities Act of 1933.

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement (or the most recent post-effective amendment thereto).

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement.

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned issuer hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities and Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions described in Item 6 of this Part II, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefor, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                          SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the registrant, CTC Communications Group, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to Form S-8 registration statement and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on the 29th day of December, 1999.

                            CTC Communications Group, Inc.
                                 Registrant


                            By: /s/ Robert J. Fabbricatore
                            ------------------------------------
                            Robert J. Fabbricatore, Chairman of
                            the Board and Chief Executive Officer



	Pursuant to the requirements of the Securities Act of 1933, the CTC Communications Group, Inc. (as successor to CTC Communications Corp.) Employee Stock Purchase Plan has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on December 29, 1999.

			CTC Communications Group, Inc., as Agent for the CTC Communications Group, Inc. (as successor to CTC
Communications Corp.) Employee Stock Purchase Plan

				By: /s/ Robert J. Fabbricatore
                            ----------------------------------------------
					Robert J. Fabbricatore, Chairman of Agent

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed by the following persons in the following capacities as of December 29, 1999.

Signature                            Title
--------------------------       ----------------------
/s/ Robert J. Fabbricatore      Chairman of the Board
Robert J. Fabbricatore          and Chief Executive
                                Officer, Director

/s/ John D. Pittenger           Principal Financial and
John D. Pittenger               Accounting Officer

        *
Richard J. Santagati           Director

        *
J. Richard Murphy               Director

         *
Henry Hermann                   Director

         *
Ralph C. Sillari                Director

         *
Kevin J. Maroni                 Director

         *
Robert A. Nicholson             Director

         *
Carl Redfield                   Director

         *
Katherine D. Courage            Director

          *
Ralph S. Troupe                 Director

* By: /s/ Robert J. Fabbricatore
      Attorney-in-Fact

                          EXHIBIT INDEX

Exhibit No.                  Description
----------     -------------------------------------------------------------

23.1           Consent of Law Offices of Leonard R. Glass, P.A.

23.2           Consent of Ernst & Young LLP.

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